Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	Media Relations
John Vincenzo	Kevin Flanagan
508.323.1260	508.323.1101
john_vincenzo@3com.com	kevin_flanagan@3com.com
3COM REPORTS FIRST QUARTER RESULTS FOR FISCAL 2009
MARLBOROUGH, MASS. – September 22, 2008 – 3Com Corporation (NASDAQ: COMS) today reported financial results for its fiscal 2009 first quarter, which ended August 29, 2008. Revenue in the quarter was $342.7 million compared to revenue of $319.4 million in the corresponding period in fiscal 2008, a 7 percent increase.
     Net income in the quarter was $79.8 million, or $0.20 per diluted share, compared with a net loss of $18.7 million, or $0.05 per share, in the first quarter of fiscal year 2008. In the first quarter of fiscal 2009, 3Com recorded a $70.0 million, or $0.17 per diluted share, benefit from the previously disclosed resolution of a patent dispute between the company and Realtek. On a non-GAAP basis, net income was $43.4 million, or $0.11 per diluted share, compared with net income of $12.2 million, or $0.03 per diluted share, for the first quarter of fiscal year 2008.
     “Overall this was an excellent quarter for 3Com as we achieved GAAP profitability,” said Bob Mao, 3Com CEO. “In addition, we delivered our three key objectives in the quarter: solid year-over-year revenue growth, improved profit margins, including record gross margins again, and strong cash generation. These results exceeded our revised guidance for the quarter, and showed several examples of improved execution of our strategy and the benefit of efficiencies gained from our integration activities. We believe that our strategy offers a compelling value proposition of price-performance leadership to value-conscious enterprise customers.”
     In the first quarter, 3Com generated $39.3 million in cash from operations. 3Com’s cash and cash equivalents balance at August 29, 2008, was $541.4 million.
     Management will host a conference call and Webcast at 5 p.m. EDT, Monday, September 22, 2008, to discuss the company’s financial results and business outlook. To participate on the call, U.S. and international parties may dial 913-312-0681. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section.
     For those unable to participate on the live call, a 24-hour replay will be available starting at 8:00 p.m. EDT on September 23, 2008, by dialing (719) 457-0820 or (888) 203-1112, Confirmation Code: 4966065. A replay also will be available over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. The replay will be available for approximately three weeks after posting.
     For additional financial information, please refer to the Investor Relations section of our Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and goals. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, expand outside of China, maintain and expand in China, improve expense controls while making investments to grow and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the year ended May 30, 2008.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.

The non-GAAP measures used by the Company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as the $70 million Realtek benefit and those other items detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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Copyright © 2008 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks and H3C is a trademark of 3Com Corporation or its wholly owned subsidiaries. All other company and product names may be trademarks of their respective holders.

3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended
	August 29,	August 31,
	2008	2007
Sales	$342,650	$319,434
Cost of sales	153,023	170,498

Gross profit	189,627	148,936

Operating expenses (income):
Sales and marketing	86,282	74,404
Research and development	45,747	52,310
General and administrative	27,054	21,478
Amortization of intangibles	25,164	26,006
Realtek patent resolution	(70,000)	—
Restructuring charges	1,997	425

Total operating expenses (income)	116,244	174,623

Operating income (loss)	73,383	(25,687)

Interest expense, net	(1,251)	(3,567)
Other income, net	12,871	12,411

Income (loss) from operations before income taxes	85,003	(16,843)

Income tax provision	(5,166)	(1,811)

Net income (loss)	$79,837	$(18,654)

Basic and diluted income (loss) per share	$0.20	$(0.05)

Shares used in computing basic per share amounts	402,889	397,041

Shares used in computing diluted per share amounts	404,072	397,041

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	August 29,	May 30,
	2008	2008
ASSETS

Current assets:
Cash and equivalents	$541,428	$503,644
Notes receivable	88,100	65,116
Accounts receivable, net	143,135	116,281
Inventories, net	108,376	90,831
Other current assets	35,584	34,033

Total current assets	916,623	809,905

Property & equipment, net	54,258	54,314
Goodwill	609,297	609,297
Intangibles, net	254,296	278,385
Deposits and other assets	22,727	23,229

Total assets	$1,857,201	$1,775,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$95,391	$90,280
Current portion of long-term debt	88,000	48,000
Accrued liabilities and other	341,108	366,181

Total current liabilities	524,499	504,461

Deferred taxes and long-term obligations	30,696	22,367
Long-term debt	213,000	253,000
Stockholders’ equity	1,089,006	995,302

Total liabilities and stockholders’ equity	$1,857,201	$1,775,130

3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended
	August 29,	August 31,
	2008	2007
GAAP operating income (loss)	$73,383	$(25,687)
Restructuring	1,997	425
Amortization of intangible assets	25,164	26,006
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	5,528
Realtek patent resolution [b]	(70,000)	—
Stock-based compensation expense [c]	6,442	3,863

Non-GAAP operating income	$36,986	$10,135

GAAP net income (loss)	$79,837	$(18,654)
Restructuring	1,997	425
Amortization of intangible assets	25,164	26,006
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	5,528
Realtek patent resolution [b]	(70,000)	—
Stock-based compensation expense [c]	6,442	3,863
Gain on sale of assets [d]	—	(4,930)

Non-GAAP net income	$43,440	$12,238

GAAP net income (loss) per share	$0.20	$(0.05)
Restructuring	0.00	0.00
Amortization of intangible assets	0.06	0.07
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	0.01
Realtek patent resolution [b]	(0.17)	—
Stock-based compensation expense [c]	0.02	0.01
Gain on sales of assets [d]	—	(0.01)

Non-GAAP net income per share, diluted	$0.11	$0.03

Shares used in computing diluted per share amounts	404,072	400,543

[a] Results from our 49% H3C acquisition transaction.
[b] Realtek resolution of patent dispute.
[c] Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended
	August 29,	August 31,
	2008	2007
Cost of sales	758	384
Sales and marketing	1,758	975
Research and development	884	721
General and administrative	3,042	1,783
[d] The gain relates to a patent sale in fiscal 2008.